EXHIBIT 99.1

|	Press Release

For Immediate Release on Friday, March 11, 2005

Company contact: Robert W. Howard, Executive Vice President, Finance and Investor Relations or Jim Felton, Investor Relations Manager, 303-293-9100

Bill Barrett Corporation to Present at A.G. Edwards’ Energy Conference

DENVER – (PR Newswire) – March 11, 2005 – Bill Barrett Corporation (NYSE: BBG) announced its participation in the A.G. Edwards’ Energy Conference in Boston, Massachusetts on March 15 — 17, 2005. Company President Fred Barrett will present to the conference on Wednesday, March 16 at 8:30 a.m. EST. Mr. Barrett’s presentation, including the audio portion, will be available on the Company’s website at http://www.billbarrettcorp.com. A replay of the presentation will be available on this website on a delayed basis until April 16, 2005. The material that Mr. Barrett will present will be available on the Company’s website prior to the presentation.

About Bill Barrett Corporation

Bill Barrett Corporation, headquartered in Denver, explores for and develops oil and natural gas in the Rocky Mountain region of the United States. The Company has projects in nine basins in the Rocky Mountains. Additional information about Bill Barrett Corporation can be found on its web site www.billbarrettcorp.com.

Forward-Looking Statements

This press release and certain statements in the webcast presentation are forward-looking within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward looking statements reflect Bill Barrett Corporation’s current views with respect to future events, based on what we believe are reasonable assumptions. No assurance can be given, however, that these events will occur. These statements are subject to risks and uncertainties that could cause actual results to differ materially including, among other things, exploration results, market conditions, oil and gas price volatility, uncertainties inherent in oil and gas production operations and estimating reserves, unexpected future capital expenditures, competition, the success of Bill Barrett Corporation risk management activities, governmental regulations and other factors discussed in the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission www.sec.gov.

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